ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT

This Assignment, Assumption and Release Agreement (this “Agreement”) is made as of January 27, 2009, by and among RxElite, Inc., a Delaware corporation (“Assignor”), RxElite Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Assignor (“Assignee”), and Piramal Healthcare Inc. (“Lender”).

WHEREAS, Assignor and Lender (as successor by assignment from NPIL Pharma Inc.) are parties to that certain Loan and Security Agreement dated as of May 30, 2008 (the “Loan and Security Agreement”);

WHEREAS, in connection with the Loan and Security Agreement, Assignor issued a secured promissory note in the principal amount of $3 million dated as of May 30, 2008 (the “Note” and, together with the Loan and Security Agreement, the “Loan Documents”);

WHEREAS, the Assignor, through ownership of the Assignee, owns certain assets consisting of new and used vaporizers as well as the licenses and permits to permit the marketing and distribution of Sevofluorane anesthetic gas within certain states of the United States  (the “Business”);

WHEREAS, the Assignor owns 100% of the issued and outstanding capital stock of the Assignee (the “Shares”);

WHEREAS, the Assignor wishes to sell the Shares to the Lender and the Lender wishes to purchase the Shares, in order to acquire the Business pursuant to a Stock Purchase Agreement dated as of the date hereof (the “Stock Purchase Agreement”);

WHEREAS, Assignor desires to assign and Assignee desires to assume the Loan Documents and related obligations and Lender desires to consent to such assignment; and

WHEREAS, Lender desires to release any and all of its liens on and security interests in the Collateral.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the terms of this Agreement, the parties hereto agree as follows:

1.      Defined Terms.  Unless otherwise defined herein, capitalized terms shall have the meanings given to them in the Loan Documents.

2.      Assignment.  Assignor hereby assigns and delegates to Assignee all of its right, title, benefit, privileges and interest in and to, as well as all of its duties, obligations and covenants under, the Loan Documents.

3.      Assumption.  Assignee hereby accepts such assignment from Assignor and assumes and agrees to observe and perform all of Assignor’s duties, obligations and covenants under the Loan Documents, and to assume, pay and discharge all of Assignor’s liabilities in connection with the Loan Documents.

4.      Acceptance.  Lender hereby: (a) consents to Assignor’s assignment and delegation of all of its right, title, benefit, privileges, interest and obligations in and to the Loan Documents to Assignee; and (b) accepts Assignee’s assumption of the duties, obligations and covenants of Assignor under the Loan Documents occurring, arising or accruing out of the period from and after the date of this Agreement.

5.      Representations of Lender. Lender represents and warrants to Assignor and Assignee that (i) Lender owns the Note and any equity securities of the Assignor issued to the Lender pursuant to a Proposed Equity Offering, (ii) no persons other than Lender and the Assignor has any rights or obligations under the Loan and Security Agreement, the Note and the other Loan Documents and (iii) Lender has full right and authority, without consent or action of any other person, to take the actions set forth herein.

6.      Release.  Lender hereby waives, releases, and forever discharges Assignor and its Affiliates (other than Assignee) and each of their past, present and future officers, directors, partners, members, stockholders, employees, agents, and representatives (the “Released Parties”) from any and all claims, obligations, demands, actions, causes of action and liabilities, of whatsoever kind and nature, character and description, whether in law or equity, whether sounding in tort, contract or under other Laws, whether known or unknown, and whether anticipated or unanticipated (collectively, the "Claims") which Lender and/or its successors and assigns ever had, now have or may ever have, arising from any event, transaction, matter, circumstance or fact in any way arising out of, accruing, related to, with respect to or in connection with, based in whole or in part on, the Loan Documents; provided, however, that this release shall not affect any Claims that Lender, its successors and assigns may have against any of the Released Parties pursuant to the Stock Purchase Agreement, or the transactions contemplated thereby.

7.      Release of Collateral.  Lender hereby releases any and all of its liens on and security interests in the Collateral.  Assignor is hereby irrevocably made, constituted and appointed the true and lawful attorney for Lender with full power of substitution to do the following (such power to be deemed coupled with an interest): (i) file and sign the name of Lender to such UCC-3 termination statements, assignments, instruments, documents and statements as necessary to release the liens of Lender in the Collateral; and (ii) do such other and further acts and deeds in the name of Lender necessary to release the liens of Lender in the Collateral.

8.      Grant of Security Interest.  In furtherance and not by way of limitation of the other provisions of this Agreement, Assignee hereby acknowledges that the Loan and Security Agreement contains the grant of security interests in favor of Lender, and by Assignee’s assumption hereunder Assignee hereby grants Lender the same security interests in all its right, title and interest in the Collateral now existing and hereafter acquired, as provided for in the Loan and Security Agreement, and hereby agrees to execute and deliver at Assignee’s sole cost and expense as of the date hereof amendments to the Loan and Security Agreement and any and all additional agreements, acknowledgements, financing statements and other documents Lender may reasonably require to effect and maintain Lender's first priority security interest in the Collateral, whether  now existing or hereafter acquired.

9.      Further Actions Necessary.  Each of the Parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of another Party hereto, such further instruments of transfer and assignment and to take such other action as such other Party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Agreement.  Without limiting the foregoing, Lender agrees that it shall promptly (i) cause to be filed such UCC-3 termination statements or analogous records evidencing the termination of its liens on and security interest in the Collateral and (ii) deliver to Assignor such possessory collateral that Lender or its agents may have in its possession.

10.    Applicable Laws. The Laws of the State of Delaware, other than its conflicts of laws rules, shall govern the construction and interpretation of this Agreement and the validity and enforceability of this Agreement, and of its provisions and the transactions pursuant to this Agreement.

11.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Page Follows Immediately]

IN WITNESS WHEREOF, each party hereto has caused this Assignment, Assumption and Release Agreement to be executed on its behalf, as of the day and year first above written.

ASSIGNOR:

RXELITE, INC.

By:	/s/ Earl Sullivan
Name: Earl Sullivan
Title: President and Chief Executive Officer

ASSIGNEE:

RXELITE HOLDINGS, INC.

By:	/s/ Earl Sullivan
Name: Earl Sullivan
Title: President and Chief Executive Officer

LENDER:

PIRAMAL HEALTHCARE INC.

By:	/s/ Muraj Rajan
Name: Muraj Rajan
Title: President